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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2001

21st Century Insurance Group
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-6964 (Commission File Number)	95-1935264 (IRS Employer Identification No)
6301 Owensmouth Avenue Woodland Hills, California (Address of Principal Executive Offices)		91367 (Zip Code)

Registrant's telephone number, including area code (818) 704-3700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5  Other Events

    On April 13, 2001, the Registrant issued the attached News Release naming Douglas K. Howell senior vice president and chief financial officer of 21st Century Insurance Group.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

21ST CENTURY INSURANCE GROUP
Date: April 30, 2001	By:	/s/ MICHAEL CASSANEGO Michael Cassanego Secretary, Senior Vice President And General Counse

Contact: Ric Hill, Vice President
Public Communications
(818) 704-3065
 Agency: Cooper Communications, Inc.
(818) 348-8030

FOR IMMEDIATE RELEASE

     21ST CENTURY INSURANCE APPOINTS DOUGLAS K. HOWELL,
CHIEF FINANCIAL OFFICER AND ANNOUNCES THE
RETIREMENT OF RICHARD A. DINON

    Woodland Hills, CA -- April 13, 2001 -- Bruce W. Marlow, President and CEO of 21st Century Insurance, announced today that Douglas K. Howell has been appointed Senior Vice President and Chief Financial Officer.

    Prior to joining 21st Century Insurance, Howell was Senior Vice President, Chief Financial Officer and Treasurer of Iowa-based GuideOne Insurance Group, a multi-line Property & Casualty and Life insurance company. As a member of the senior management team he helped transform GuideOne and entrench its position as a successful niche insurer. Under his leadership, GuideOne posted substantial revenue gains during the last three years.

    Prior to GuideOne, Howell was the Vice President of Finance and Corporate Development for Bankers Life Holding Company and Conseco based in Chicago, IL. Howell's responsibilities there included strategic acquisitions, finance and budget and planning. Howell is a Certified Public Accountant and previously worked with the accounting firms now known as KPMG and PricewaterhouseCoopers. Howell earned a BA from Iowa State University and an MBA from the University of Chicago.

    "Doug Howell will strengthen our capabilities for performance measurement and long-term planning. Low costs and high quality service are the core of our strategy and Doug will help drive continual improvement in these key areas," said Marlow.

    "I am excited to join 21st Century Insurance. This is a dynamic and well respected company which is poised for growth and opportunity," Howell said.

    21st Century Announces New CFO Doug Howell & Retirement of Rick Dinon Add One

    The company also announced the retirement of Richard A. Dinon, Senior Vice President. Dinon, an 18-year veteran of 21st Century, began in the Claims organization, and took on a variety of roles over the years, most recently Investor Relations and the development of new marketing channels. "Rick has always stepped up to take on difficult assignments and repeatedly done them well. I appreciate that Rick delayed his decision to allow time for Doug to come on board. We wish him all the best in his retirement," said Marlow. Investor Relations will now be handled by CFO Doug Howell.

    Founded in 1958, 21st Century Insurance Group is a pioneer of the direct-to-consumer marketing of personal automobile and home insurance. 21st Century markets personal automobile insurance in Arizona, California, Nevada, Oregon and Washington. The Company also offers home insurance in California. 21st Century is rated A+ by A.M. Best and A+ by Standard & Poor's.

    21st Century Insurance Group is traded on the New York Stock Exchange under the trading symbol TW. The Company is headquartered at 21st Century Plaza, 6301 Owensmouth Avenue, Woodland Hills, CA 91367. 21st Century's address on the Internet is i21.com and its toll-free number is 800 / 211-SAVE.

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FORM 8-K
SIGNATURES